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                         Consent of Independent Accountants



To the Board of Directors and Stockholders of Cardiac Science, Inc.:

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-94425) and Form S-8 (File No. 333-39790) of Cardiac Science, Inc. of our report dated March 24, 2000, except for Notes K and L as to which the date is June 5, 2000, relating to the financial statements of Cadent Medical Corporation, which appears in the Current Report on Form 8-K/A of Cardiac Science, Inc. dated August 10, 2000.



Boston, Massachusetts
August 10, 2000